UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2026

FTAI Aviation Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West 13th Street, 3rd Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2026 (the “Closing Date”), FTAI Aviation Investors LLC, a Delaware limited liability company (the “Borrower Representative”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with certain lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), amending and restating in its entirety the Third Amended and Restated Credit Agreement, dated as of May 23, 2024 (as amended prior to the effectiveness of the Credit Agreement).

The Credit Agreement provides for revolving loans to be made available to the Borrower Representative and any additional borrowers in an aggregate principal amount of up to $2,025,000,000 (the “Revolving Credit Facility”), of which up to $50,000,000 may be utilized for the issuance of letters of credit. The Revolving Credit Facility permits borrowings in U.S. Dollars and Euros (and such other currencies as may be agreed), and will mature on April 24, 2031.

The Borrower Representative may from time to time designate certain wholly-owned restricted subsidiaries organized in the United States or certain specified foreign jurisdictions as additional borrowers under the Credit Agreement. The proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes, including, without limitation, permitted acquisitions and other investments, and the letters of credit issued under the Revolving Credit Facility will be used for general corporate purposes.

Borrowings outstanding under the Revolving Credit Facility bear interest at variable rates based on a pricing grid tied to the Borrower Representative's Debt to EBITDA Ratio. For Term Benchmark borrowings denominated in U.S. Dollars, borrowings bear interest at the Term SOFR Rate plus a margin ranging from 1.25% to 2.00% per annum. For Base Rate borrowings, borrowings bear interest at the Base Rate plus a margin ranging from 0.25% to 1.00% per annum. The Borrower Representative will also be required to pay a quarterly commitment fee at a rate per annum ranging from 0.15% to 0.30% on the average daily unused portion of the Revolving Credit Facility, as well as customary letter of credit fees and agency fees.

Guarantee and Collateral

On the Closing Date, the Revolving Credit Facility is guaranteed on a senior basis by FTAI Aviation Ltd., a Cayman Islands exempted company (the “Company”), and each of the Borrower Representative’s material wholly-owned subsidiaries (other than certain excluded subsidiaries) (collectively, the “Guarantors”) pursuant to a Guarantee Agreement in favor of the Administrative Agent for the benefit of the secured parties. In addition, the Borrower Representative is required to cause newly formed or acquired non-excluded subsidiaries to become a Guarantor and to execute joinders to the applicable security documents.

The Revolving Credit Facility is secured by a first-priority lien on substantially all of the assets (subject to customary exclusions) of the Borrower Representative and the Guarantors (collectively, the “Collateral”), pursuant to a security documents in favor of the Administrative Agent for the benefit of the secured parties. The Collateral includes, among other things, the pledged equity interests in each grantor's direct subsidiaries, deposit accounts and securities accounts, intellectual property, equipment, inventory, receivables, general intangibles, and material real estate assets. Excluded from the Collateral are, among other things, aircraft, airframes, auxiliary power units and landing gear, assets classified as leasing equipment on the Borrower Representative's balance sheet, and certain other assets for which the Borrower Representative and the Administrative Agent determine that the cost of obtaining or perfecting a security interest outweighs the benefit to the secured parties. Security interests in the Collateral are perfected by, among other things, the filing of UCC financing statements and equivalent filings in certain covered foreign jurisdictions, delivery of certain certificated equity interests to the Administrative Agent, and the execution of control agreements over certain deposit accounts and securities accounts.

Covenants

The Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, conduct of business and maintenance of existence, maintenance of property and insurance, compliance with laws, inspection of books and records, further assurances regarding additional collateral and the delivery of mortgages on material real estate assets.

The Credit Agreement also contains negative covenants that limit the ability of the Borrower Representative and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Borrower Representative's restricted subsidiaries, permit restricted subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates, and sell assets, in each case, subject to certain qualifications and exceptions set forth in the Credit Agreement.

The Credit Agreement includes financial covenants requiring the maintenance of (1) a minimum Interest Coverage Ratio of 3.00 to 1.00 and (2) a maximum Debt to EBITDA Ratio of 4.00 to 1.00, as of the last day of each Test Period (as defined in the Credit Agreement); provided that, in connection with any acquisition with consideration greater than $400,000,000, the maximum Debt to EBITDA Ratio may be temporarily increased to 4.50 to 1.00 for a period of up to four consecutive Test Periods, subject to certain conditions.

Events of Default

The Credit Agreement contains events of default customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a Change of Control (as defined in the Credit Agreement), bankruptcy and related events, material judgments, certain events related to pension plans and the failure of any security documents or the guarantees to be in full force and effect. If an event of default occurs under the Credit Agreement, the lenders may, among other things, declare the outstanding Revolving Credit Facility and all other amounts owing under the Credit Agreement immediately due and payable.

Certain lenders under the Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which will be filed as an exhibit at a later date in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On April 29, 2026, the Company issued a press release announcing the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated April 29, 2026, issued by FTAI Aviation Ltd.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

	By:	/s/ Nicholas McAleese
	Name:	Nicholas McAleese
	Title:	Chief Financial Officer

Date: April 29, 2026